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                                                                  EXHIBIT (e)(5)
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                                   AMENDMENT

          This AMENDMENT is made as of the 4th day of May, 2000 and amends the Lease Agreement entered into as of the 1/st/ day of August, 1999 by and between ShopKo Stores, Inc., a Wisconsin corporation, whose mailing address is P.O. Box 19060, Green Bay, Wisconsin 54307-9060 ("Lessor") and ProVantage Health Services, Inc., a Delaware corporation, whose mailing address is N19 W24130 Riverwood Drive, Waukesha, Wisconsin 53188 ("Lessee").

          WHEREAS, Lessor and Lessee desire to amend certain provisions of the Lease Agreement in connection with the transactions contemplated by that certain Agreement and Plan of Merger among Merck & Co., Inc., a New Jersey corporation, PV Acquisition Corp., a Delaware corporation and Lessee, dated as of May 4, 2000.

          NOW, THEREFORE, in consideration of the mutual premises set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledges, the parties do hereby agree as follows:

     1. Section 2 of the Lease is hereby deleted in its entirety and replaced by the following:

          A.   Initial Term.  The initial term of this Lease shall expire two
               ------------
               (2) years from the date on which Lessor ceases to beneficially own at least a majority of the outstanding common stock of Lessee (the "Change of Control Date"). At the end of the initial term, Lessee may (i) terminate this Lease, (ii) purchase the Premises in accordance with Section 4 or (iii) extend the term of the Lease in accordance with Section 2B. Until the end of the initial term, which shall be amended as set forth below, the annual Rent (as defined in the Lease Agreement) shall remain at $200,000.00, payable in equal monthly installments of $16,666.67, as provided in Section 3 of the Lease Agreement.

          B.   Options to Extend.  Provided that Lessee is not then in default
               -----------------
               under this Lease at the time of exercise of the option and that Lessee continues in possession of the Premises pursuant to the terms of the Lease at such time, Lessee shall have the option to extend the term of this Lease for an additional term of two (2) years (an "Extended Term"), upon the terms and conditions set forth herein (other than the option to extend), subject to any increase in Base Rent as set forth in Section 4C and commencing upon the expiration of the initial term. If Lessee desires to exercise its option to extend, Lessee shall give written notice to Lessor not later than one hundred eighty (180) days prior to the expiration of the initial term. Any reference in the Lease to the "term" of the Lease shall be deemed

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               to include the initial term (subject to the provisions of the last sentence of Section 2.A. above) and the Extended Term for which Lessee has exercised the option granted under this Section, unless it is expressly provided otherwise.

     2. Section 4 of the Lease Agreement is hereby deleted in its entirety and replaced by the following:

          At the end of the initial term of this Lease, Lessee shall have the right and the option to purchase the Premises in accordance with this Section 4.

          A.   Determination of Fair market Value and Rent.  Not later than one
               -------------------------------------------
               hundred eighty (180) days prior to the end of the initial term, Lessee shall give Lessor written notice thereof indicating in such notice whether Lessee desires to exercise its option to purchase the Premises. Within thirty (30) days of its receipt of such notice, Lessor shall notify Lessee in writing what it considers to be (i) the Fair Market Value of the Premises and
               (ii) the Fair Market Rent for the Premises. For purposes of this Agreement, the "Fair Market Value" shall mean the highest purchase price a third party would be willing to pay for the Premises in an arms length transaction and "Fair Market Rent" shall mean the highest annual rental rate a third party would be willing to pay for the Premises in an arms length transaction. If Lessee objects to the Fair Market Value or Fair Market Rent delivered by Lessor, Lessee shall notify Lessor within thirty
               (30) days after receipt of Lessor's notice to Lessee, together with an appraisal, from an appraiser bearing MAI designation, as to the such appraiser's conclusions regarding Fair Market Value and/or Fair Market Rent. If Lessee does not object within such time, the Fair Market Value and the Fair Market Rent shall be as specified in Lessor's notice. If Lessee notifies Lessor within such time of an objection, Lessor, at its sole option, but within twenty (20) days of Lessor's receipt of such objection, may accept the conclusions of Lessee's appraiser or appoint another appraiser, in which case the two appraisers shall promptly meet and attempt to agree on the disputed amount or amounts. If they are able to agree, they shall jointly notify each of the parties of the conclusions they have reached, and the amount so agreed upon shall be deemed the Fair Market Value and Fair Market Rent, as applicable. If they are unable to agree within twenty (20) days of the appointment by Lessor, the average of the appraisers' final conclusions with respect to any disputed amount shall be deemed the Fair Market Value and Fair Market Rent, as applicable.

          B.   Option to Purchase.  Within thirty (30) days after final
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               determination of the Fair Market Value, Lessee shall give Lessor written notice if it desires to exercise its option to purchase the Premises. If Lessee timely notifies Lessor that it is exercising the option hereunder, the parties shall

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               reasonably agree on and promptly enter into a Purchase Agreement with respect to the Premises, with a purchase price equal to the Fair Market Value (as determined in accordance with Section 4A), upon commercially reasonable terms and conditions, and with a closing date to be no later than sixty (60) days after final determination of the Fair Market Value.

          C.   Base Rent Increases.  If Lessee exercises its option to extend
               -------------------
               the term of this Lease pursuant to Section 2B, then the annual Base Rent due under this Lease shall automatically be adjusted as of the first day of the Extended Term to reflect the Fair Market Rent (as determined in accordance with Section 4A). During the determination of the Fair Market Rent as set forth in Section 4A, Lessee shall continue to pay the then current Base Rent as it becomes due; provided, however, that upon final determination of the Fair Market Rent, Lessee shall pay to Lessor within thirty
               (30) days, any Base Rent amount that may be in arrears due to the retroactive adjustment of the annual Base Rent back to the first day of the Extended Term.

     3. Section 9 of the Lease Agreement is hereby deleted in its entirety and replaced by the following:

          Lessee shall not make any additions, alterations or improvements in or to the Building or the Premises at any time during the initial term of the Lease or the Extended Term, if any, without the prior written consent of Lessor, such consent not to be unreasonably withheld.

     4. Section 16 of the Lease Agreement is hereby deleted in its entirety and replaced by the following:

          Lessee shall not alter, remove or replace any signs currently on the Premises or the Building, or install or affix any additional signs on the Premises or the Building, without the prior written consent of Lessor, such consent not to be unreasonably withheld.

     5. Section 24A of the Lease Agreement is hereby deleted in its entirety and replaced by the following:

          A. Lessee shall not assign, sell, mortgage, pledge or in any manner transfer this Lease or any right, title, or interest of Lessee hereunder, by operation of law or otherwise, or any part or parts thereof, nor may Lessee sublet all or any portion of the Premises, without the prior written consent of Lessor (which consent shall not be unreasonably withheld). If consent is granted, Lessee shall remain fully and directly responsible for all covenants and obligations hereunder during the entire Lease Term.

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     6.   Each reference in the Lease to "this Lease" or the like shall be deemed a reference to the Lease as amended by this Amendment.

     7. Except as expressly modified or amended herein, the Lease shall continue in effect and shall continue to bind the parties hereto.

     8. This Amendment shall be effective when executed by Lessor and Lessee and upon the Change of Control Date.

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     IN WITNESS WHEREOF, this Amendment has been executed and delivered on the date first written above.


                              SHOPKO STORES, INC.


                              /s/ Richard D. Schepp
                              ----------------------------------
                              Name:  Richard D. Schepp
                              Title: Senior Vice President,
                                     General Counsel/Secretary


                              PV ACQUISITION CORP.


                              /s/ Judy C. Lewent
                              ----------------------------------
                              Name:  Judy C. Lewent
                              Title: President

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